Exhibit 99.1


                      Pacific WebWorks, Inc.


                 CERTIFICATION OF PERIODIC REPORT
    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                      18 U.S.C. Section 1350

      I, Kenneth W. Bell, Chief Executive Officer of Pacific WebWorks, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S,C,
Section 1350, that:

      (1) the annual report on Form 10-KSB of the Company for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: March 24, 2003
                               /s/ Kenneth W. Bell
                              ____________________________________
                              Kenneth W. Bell
                              Chief Executive Officer